Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals to Acquire Lumara Health Maternal Health Business

•                  Accelerates transformation of AMAG to a Profitable, Multi-Product Specialty Pharmaceutical Company

•                  Adds FDA-Approved Therapy Makena® and Complementary Commercial Platform to AMAG Portfolio

•                  Projected Pro Forma Combined 2015 Revenues of $350 million and Estimated Annual Cost Synergies of at least $20 million

•                  Transaction Expected to be Immediately Accretive to Adjusted Earnings Per Share

•                  Conference Call Today at 8am ET to Discuss Transaction

WALTHAM, Mass., September 29, 2014 — AMAG Pharmaceuticals, Inc. (Nasdaq:AMAG) today announced that it has entered into a definitive agreement to acquire Lumara Health Inc., a privately-held pharmaceutical company specializing in women’s health, for $675 million ($600 million in cash and $75 million in stock) and additional contingent consideration of up to $350 million based on achievement of certain sales milestones.  Lumara Health also announced today that the company signed a separate agreement to divest certain other assets to a third party.

Lumara Health markets the fast-growing product Makena® (hydroxyprogesterone caproate injection), which was granted 7-year orphan drug exclusivity in February 2011 and is the only U.S. Food and Drug Administration (FDA)-approved product indicated to reduce the risk of preterm birth in women who are pregnant with one baby and who have delivered one preterm baby spontaneously in the past. Preterm birth is defined as the delivery of a baby at less than 37 weeks of pregnancy. Approximately one in every nine babies is born preterm, or 11.7 percent of births in the United States.  Premature birth in the U.S. costs $26.2 billion annually, and average first-year medical costs are approximately 10 times greater for preterm infants than for full-term infants.

“This is a truly transformative transaction that will propel AMAG into a profitable, high-growth multi-product specialty pharmaceutical company positioned for what we expect to be continued revenue and bottom-line growth, further business diversification and shareholder value creation,” said William Heiden, president and chief executive officer of AMAG.  “We believe the Lumara Health transaction will facilitate future product acquisitions in an attractive new therapeutic area and is an excellent strategic fit with our Feraheme market expansion plans.”

Net sales of Makena over the 12 months ending August 31, 2014 were greater than $130 million, a 72% increase compared to the prior year period.  In addition, based on the three months ended August 31, 2014, Makena and Lumara Health’s maternal health business would be on pace to exceed annualized net sales of $180 million and EBITDA of $110 million. AMAG believes that positive market dynamics, including a favorable regulatory environment, and implementation of a new patient-centric business strategy contributed to the significant recent growth of Makena.

Mr. Heiden continued, “Makena is a unique product with clear clinical benefits that serves an important medical need for at-risk pregnant mothers and their unborn children. The consequences of preterm birth are a significant public health issue, and we believe that Makena will be a tremendous addition to our portfolio and will be complementary to AMAG’s in-office injectables commercial expertise.  We’re also looking forward to welcoming to AMAG the talented Makena commercial team, which has put Makena on a remarkably strong sales growth trajectory. We believe that our combined larger scale, combined portfolio diversification, new resources and broader commercial expertise will allow AMAG to create new long-term growth opportunities and allow us to better serve patients.”

“I strongly believe AMAG is the right partner to support the continued growth of Makena and our maternal health business,” said Greg Divis, chief executive officer of Lumara Health.  “This transaction is a great reflection of the outstanding work our team has done to build the maternal health franchise to what it is today, and I am pleased that this same team will continue to grow the brand within AMAG. It has been clear from the start of our discussions that AMAG shares our commitment to at-risk pregnant mothers, their babies and their healthcare providers.”

Favorable Market Dynamics

Legislative and regulatory developments, positive trends for Makena’s reimbursement, a reinvigorated patient-centric business strategy and ongoing lifecycle management programs support future growth and revenue potential and brand longevity. The Federal Drug Quality and Security Act, which was enacted into law in November 2013, provides strong protection for patient safety by clarifying and strengthening FDA’s authority to enforce the Food, Drug and Cosmetic Act (FDCA).

Complementary Commercial Platform

The acquisition of Lumara Health provides a strategic commercial entry into the women’s health segment. Women’s health includes one of the largest pools of patients with iron deficiency anemia (IDA). Accordingly, if AMAG is successful at gaining FDA approval to expand the label of Feraheme® (ferumoxytol) beyond the current chronic kidney disease (CKD) indication, the acquired commercial sales force could become a meaningful contributor to the growth of Feraheme in the future.

Financially Compelling Transaction

The transaction is expected to result in projected combined 2015 product sales of $350 million and is expected to be immediately accretive to adjusted earnings per share, with cost synergies of at least $20 million per year. Following the closing of the transaction, AMAG expects to have approximately $100 million in cash and 25.2 million basic shares outstanding. AMAG intends to provide additional financial guidance for 2015 as promptly as practicable following completion of the transaction.

Leadership

Upon closing, Lumara Health’s commercial operations will function as a separate business unit within AMAG, reporting directly to William Heiden, president and chief executive officer of AMAG.  AMAG intends to name current Lumara Health executives who will be joining AMAG’s leadership team at or prior to closing.

Transaction Timing

The transaction has been unanimously approved by both companies’ boards of directors. The transaction has also been approved by the stockholders of Lumara Health. It is expected to be completed in the fourth quarter of 2014, following termination or expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and completion of financing.

Transaction Details and Financing

AMAG intends to finance the transaction with a combination of cash on hand, approximately $75 million of newly issued common stock and $340 million in committed term B financing from Jefferies Finance LLC. The commitment from Jefferies Finance LLC to provide financing is subject to the satisfaction of customary conditions.

In addition to the $675 million at closing, the terms of the agreement provide for contingent consideration of up to $350 million based on the achievement of various sales milestones for Makena, including sales achievement of $300 million, $400 million and $500 million in consecutive 12-month periods.

Amendment to Shareholders Rights Plan to Preserve Tax Attributes

Through the transaction, AMAG will also acquire approximately $250 million in tax net operating loss carryforwards (NOL’s) from Lumara Health, which are subject to annual limitations. These NOL’s will be combined with AMAG’s NOL’s which totaled more than $258 million as of December 31, 2013.  AMAG’s NOL’s are not currently subject to limitation as to their use.

AMAG believes that its tax attributes following the closing of the transaction represent an important corporate asset that can provide long-term shareholder benefits.  Concurrent with this transaction, AMAG’s board has approved an amendment to its shareholder rights plan designed to preserve these tax assets (a Section 382 Amendment), which could be substantially limited if AMAG were to experience an ownership change.  This Section 382 Amendment will make AMAG’s shareholder rights plan similar to those adopted by numerous other public companies with significant tax assets.  AMAG expects to seek shareholder approval of the Section 382 Amendment at its 2015 Annual Meeting.  The rights issued under the amended plan will expire on September 26, 2015 if the Section 382 Amendment is not approved by AMAG’s stockholders prior to that date or March 31, 2017, if the Section 382 Amendment is approved.  The rights may also expire on an earlier date if certain events occur, as described more fully in the Section 382 Rights Amendment which will be summarized in and filed as an exhibit to our current report on Form 8-K announcing our entry into the merger agreement with Lumara Health.

Advisors

Leerink Partners LLC and J.P. Morgan served as financial advisors to AMAG on the transaction.  AMAG’s legal advisors were Latham & Watkins LLP and Goodwin Procter LLP. Lumara Health’s financial advisors for the transaction is Perella Weinberg Partners and T.R. Winston & Company and its legal advisor is Dechert LLP. Jefferies Finance LLC is serving as Lead Arranger on the debt financing.

Conference Call and Webcast

AMAG Pharmaceuticals, Inc. will conduct a conference call and webcast today at 8 a.m. Eastern Time to discuss the transaction and answer questions. This call can be accessed in the following ways:

•                  At the AMAG Investors website: www.amagpharma.com. The webcast replay will be available from approximately 10:30 a.m. ET on September 29, 2014 through midnight October 29, 2014.

•                  By telephone: The telephone dial-in in the U.S. is (877) 412-6083. For participants outside of the U.S., the dial-in number is (702) 495-1202. The access code for all callers is: 12856985. An audio replay will be available from approximately 11:00 a.m. ET on September 29, 2014 through midnight on October 29, 2014. The telephone dial-in to access a replay of the conference call in the U.S. is:  (855) 859-2056. For participants outside of the U.S., the dial-in number to access a replay of the conference call is: (404) 537-3406. The replay access code for all callers is: 12856985.

About AMAG

AMAG Pharmaceuticals, Inc. is a specialty pharmaceutical company that markets Feraheme® (ferumoxytol) Injection and MuGard® Mucoadhesive Oral Wound Rinse in the United States. Along with driving continued growth of its products, AMAG intends to continue to expand its portfolio through the in-license or purchase of additional pharmaceutical products or companies, including revenue-generating commercial products and late-stage development assets that complement its corporate infrastructure and commercial expertise. Our primary goal is to bring to market therapies that provide clear benefits and improve patients’ lives. For additional company information, please visit www.amagpharma.com.

About Lumara Health

Lumara Health™ is a specialty pharmaceutical company committed to advancing the health of women throughout the stages of their lives, with a particular focus on maternal health. At the heart of Lumara Health is our mission to help women achieve healthier lives. For more information on Lumara Health, please visit www.lumarahealth.com.

About Makena® (hydroxyprogesterone caproate injection)

Makena® is a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth.

The effectiveness of Makena is based on improvement in the proportion of women who delivered <37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Limitation of use: While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

Makena should not be used in women with any of the following conditions: blood clots or other blood clotting problems, breast cancer or other hormone-sensitive cancers, or history of these conditions; unusual vaginal bleeding not related to the current pregnancy, yellowing of the skin due to liver problems during pregnancy, liver problems, including liver tumors, or uncontrolled high blood pressure.

Before patients receive Makena, they should tell their healthcare provider if they have an allergy to hydroxyprogesterone caproate, castor oil, or any of the other ingredients in Makena; diabetes or prediabetes, epilepsy, migraine headaches, asthma, heart problems, kidney problems, depression, or high blood pressure.

In one clinical study, certain complications or events associated with pregnancy occurred more often in women who received Makena. These included miscarriage (pregnancy loss before 20 weeks of pregnancy), stillbirth (fetal death occurring during or after the 20th week of pregnancy), hospital admission for preterm labor, preeclampsia (high blood pressure and too much protein in the urine), gestational hypertension (high blood pressure caused by pregnancy), gestational diabetes, and oligohydramnios (low amniotic fluid levels).

Makena may cause serious side effects including blood clots, allergic reactions, depression, and yellowing of the skin and the whites of the eyes. The most common side effects of Makena include injection site reactions (pain, swelling, itching, bruising, or a hard bump), hives, itching, nausea, and diarrhea.

For additional U.S. product information, including full prescribing information, please visit www.makena.com.

About Feraheme® (ferumoxytol)/Rienso

Feraheme (ferumoxytol) Injection for IV use received marketing approval from the FDA on June 30, 2009 for the treatment of IDA in adult chronic kidney disease (CKD) patients and was commercially launched by AMAG in the U.S. shortly thereafter.  Ferumoxytol is protected in the U.S. by five issued patents covering the composition and dosage form of the product. Each issued patent is listed in the FDA’s Orange Book, the last of which expires in June 2023.

Ferumoxytol received marketing approval in Canada in December 2012, where it is marketed by Takeda as Feraheme, and in the European Union in June 2013 and Switzerland in August 2013, where it is marketed by Takeda as Rienso™.

Feraheme is contraindicated in patients with known hypersensitivity to Feraheme or any of its components.  Serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have life-threatening and fatal, have been reported in patients receiving Feraheme.  Serious adverse reactions of clinically significant hypotension have been reported in the post-marketing experience of Feraheme.

For additional U.S. product information, including full prescribing information, please visit www.feraheme.com.

About MuGard

MuGard® Mucoadhesive Oral Wound Rinse is indicated for the management of oral mucositis/stomatitis (that may be caused by radiotherapy and/or chemotherapy) and all types of oral wounds (mouth sores and injuries), including aphthous ulcers/canker sores and traumatic ulcers, such as those caused by oral surgery or ill-fitting dentures or braces. MuGard is contraindicated in patients with known hypersensitivity to any of the ingredients in the formulation. MuGard was launched in 2010 after receiving 510(k) clearance from the U.S. Food and Drug Administration.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: (i) our plans to build a multi-product specialty pharmaceutical company; (ii) the transaction with Lumara Health and the addition of Makena to our product portfolio, including expected benefits, opportunities, synergies, financing, results and the impact on adjusted earnings per share, EBITDA and shareholder value, the impact on our financial profile, as well as the timing of the closing of the transaction; (iii) expectations that the combined company will have approximately $350 million in U.S. product sales in 2015 and will be immediately accretive to adjusted earnings per share; (iv) anticipated annualized net sales of $180 million and EBITDA of $110 million, and projected $100 million in cash and 25.2 million basic shares outstanding following the closing of the transaction; (v) AMAG’s intentions to provide further guidance and its intention to name the current Lumara executives who will be joining AMAG’s leadership team; (vi) anticipated cost synergies of at least $20 million; (vii) beliefs that Makena enjoys significant advantages over possible competition from generic alternatives; (viii) expectations that Makena will retain long-term growth after exclusivity expires in February 2018; (ix) expectations for Makena’s lifecycle management program; (x) anticipated benefits from rules and regulations, including the Drug Quality and Security Act, and product reimbursement trends and other favorable market dynamics; (xi) the size of the segment for Makena (potentially $1 billion-plus in revenue); (xii) expectations for the Lumara Health maternal health commercial platform and our entry into a segment important for the future growth of Feraheme; (xiii) our belief that this is a transformative transaction that propels us into a profitable, high-growth multi-product specialty pharmaceutical company positioned for continued revenue and bottom-line growth, further diversification and shareholder value creation; (xiv) expectations regarding Lumara Health’s impact on future product acquisitions; (xv) beliefs about the commercial platform and the strategic fit of Lumara Health; (xvi) our plans to expand the market for Feraheme; (xvii) beliefs about Makena and its benefits, including that it is a unique product that serves an important medical need; (xviii) the impact of Makena on our product portfolio; (xix) beliefs regarding the opportunity for Makena and complementarity with our in-office injectables commercial expertise; (xx) expectations regarding the Makena commercial team, including its ability to grow the brand; (xxi) beliefs regarding the combined company’s scale, portfolio diversification, resources and commercial expertise, including the impact on AMAG’s long-term growth opportunities and patient service; (xxii) AMAG being the right partner to support the continued growth of Makena and its maternal health business; (xxiii) plans for Lumara Health following the closing; (xxiv) expectations regarding the financing for and the timeline for the Lumara Health transaction; (xxv) our tax attributes and expectations regarding the shareholder rights plan amendment; (xxvi) our plans to expand our portfolio through the in-license or purchase of additional pharmaceutical products or companies; and (xxvii) our goal of bringing to market therapies that provide clear benefits and improve patients’ lives are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.  Statements about AMAG’s or Lumara Health’s past financial results do not, and are not meant to, predict future results.  AMAG can provide no assurance that such results and performance will continue.  For the avoidance of doubt, any statements herein that relate to the acquisition of Lumara Health are forward-looking statements within the meaning of the PSLRA and other federal securities laws.

Such risks and uncertainties include, among others: (1) the possibility that the closing conditions set forth in the definitive acquisition agreement, including those conditions related to antitrust clearance, will not be met and that the parties will be unable to consummate the proposed transaction, (2) the chance that, despite having a commitment in place, we will be unable to secure financing, or financing on satisfactory terms, in amounts sufficient to consummate the acquisition, (3) the possibility that if the acquisition is consummated, we may not realize the expected benefits, synergies and opportunities anticipated in connection with the transaction, including the anticipated costs synergies of $20 million, annualized sales of more than $180 million, continued revenue growth, annualized EBITDA of $110 million and $1 billion market opportunity, (4) the challenges of integrating the Makena commercial team into AMAG, (5) the impact on sales of Makena from competitive, commercial payor, government (including federal and state Medicaid reimbursement policies), physician, patient or public responses with respect to product pricing, product access and sales and marketing initiatives, (6) the impact of patient compliance on units sales, (7) the uncertainty of achieving sales of Feraheme to OB/GYN specialists for the treatment of women who suffer from IDA, even assuming FDA approval for the broader indication, (8) we may face challenges in leveraging our in-office injectables commercial expertise, which could result in unforeseen expenses and disrupt business operations, (9) liabilities we assume from Lumara Health, including the class action litigation In Re K-V Pharmaceutical Company Securities Litigation, Case No. 4:11CV1816 AGF, may be higher than expected, (10) the possibility that sales of Makena will not meet expectations as a result of current and future competition from compounded products and/or future competition from generic alternatives upon expiration of exclusivity in February 2018, (11) the impact of reimbursement policies for Makena and the resulting coverage decisions and/or impact on pricing, (12) the number of preterm birth risk pregnancies for which Makena may be prescribed, its safety and side effects profile and acceptance of pricing, (13) in connection with the Lumara Health acquisition, we will incur a substantial amount of indebtedness and will have to comply with restrictive and affirmative debt covenants, including a requirement that we reduce our leverage over time, (14) the possibility that we will need to raise additional capital from the sale of our common stock, which will cause significant dilution to our stockholders, in order to satisfy our contractual obligations, including our debt service, milestone payments that may become payable to Lumara Health’s stockholders /or in order to pursue business development activities, (15) upon consummation of the Lumara Health transaction, we will be highly leveraged and have limited cash and cash equivalent resources which may limit our ability to take advantage of attractive business development opportunities and execute on our strategic plan, (16) the possibility that our stockholders will not approve the amendment to our shareholder rights plan and that our tax benefits, including those acquired upon consummation of the Lumara Health acquisition, will not be available in the future, (17) the likelihood and timing of potential approval of Feraheme in the U.S. in the broader iron deficiency anemia (IDA) indication in light of the complete response letter we received from the FDA informing us that our supplemental new drug application (sNDA) for the broader indication could not be approved in its present form and stating that we had not provided sufficient information to permit labeling of Feraheme for safe and effective use for the proposed broader indication, (18) the possibility that following FDA review of post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, and/or in light of the label changes requested by the European Medicines Agency’s (EMA) Pharmacovigilance Risk Assessment Committee (PRAC) and confirmed by the Committee for Medicinal Products for Human Use (CHMP), the FDA (or other regulators) will request additional technical or scientific information, new studies or reanalysis of existing data, on-label warnings, post-marketing requirements/commitments or risk evaluation and mitigation strategies (REMS) in the current indication for Feraheme for IDA in adult patients with CKD and the additional costs and expenses that will or may be incurred in connection with such activities, (19) whether our proposed label changes will be acceptable to the FDA or other regulatory authorities and what impact such changes, or such additional changes as the FDA, CHMP or other regulators may require, will have on sales of Feraheme/ Rienso™ (Rienso is the trade name for ferumoxytol outside of the U.S. and Canada), (20) our and Takeda Pharmaceutical Limited’s ability to successfully compete in the IV iron replacement market both in the U.S. and outside the U.S., including the EU, as a result of limitations, restrictions or warnings in Feraheme’s/Rienso’s current or future label, including the changes recommended by PRAC and confirmed by CHMP that Rienso be administered to patients by infusion over at least 15-minutes (replacing injection) and that it be contraindicated for patients with any known history of drug allergy, (21) our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, (22) Takeda’s ability to obtain regulatory approval for Feraheme in Canada, and Rienso in the EU, in the broader IDA patient population, (23) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso and in turn affect sales, or our ability to market the product both in the U.S. and outside of the U.S., including the EU, (24) the relationship between Takeda and AMAG and the impact on commercialization efforts for Feraheme/Rienso in the EU and Canada, (25) the likelihood and timing of milestone payments, if any, in connection with AMAG’s licensing arrangement with Takeda, (26) the manufacture of Feraheme/Rienso or MuGard (or Makena if the acquisition is consummated), including any significant interruption in the supply of raw materials or finished product, (27) our patents and proprietary rights both in the U.S. and outside the U.S. (including those that we acquire from the acquisition of Lumara), (28) the risk of an Abbreviated New Drug Application (ANDA) filing following the FDA’s draft bioequivalence recommendation for ferumoxytol published in December 2012, (29) the possibility that AMAG will disseminate future Dear Healthcare Provider letters in the U.S. (or, working Takeda, in Europe or other markets), (30) uncertainties regarding our ability to compete in the oral mucositis market in the U.S. and in the women’s maternal health market and (31) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and subsequent filings with the SEC.  Any of the above risks and uncertainties could materially and adversely affect our results of operations, our profitability and our cash flows, which would, in turn, have a significant and adverse impact on our stock price.  Use of the term “including” in the two paragraphs above shall mean in each case “including, but not limited to.”  We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.  MuGard is a registered trademark of Access Pharmaceuticals, Inc. Rienso is a trademark of Takeda Pharmaceutical Company Limited. Lumara Health is a trademark of Lumara Health Inc.  Makena is a registered trademark of Lumara Health Inc.

AMAG Pharmaceuticals, Inc. Contact:

Katie Payne, 617-498-3303